UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 14, 2024
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a) The Audit Committee (the “Committee”) of the Board of Directors of Arrow Financial Corporation (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Committee invited several public accounting firms to participate in this process, including KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

As a result of this process, the Committee approved the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to completion of its standard client acceptance procedures. On March 14, 2024, the Committee dismissed KPMG as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of KPMG on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim period through March 14, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report on the consolidated financial statements for such years.

In the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim period through March 14, 2024, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting, as previously reported in Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022, as filed with the Securities and Exchange Commission on March 11, 2024 and July 7, 2023, respectively, which are described below:
•We did not maintain effective monitoring controls related to 1) Internal Audit’s testing of management’s internal control over financial reporting, 2) the completeness and accuracy of information presented to the Audit Committee by Internal Audit, and 3) the related Audit Committee oversight over Internal Audit’s testing of management’s internal control over financial reporting.
•With regard to the conversion of our core banking information technology system that occurred in September 2022, we did not effectively perform risk assessment procedures to identify the impact of the conversion on our internal control over financial reporting.

The subject matter of this reportable event was discussed by the Audit Committee with KPMG. The Company has authorized KPMG to respond fully to the inquiries of Crowe concerning the subject matter of the reportable event. The Company provided KPMG with a copy of the disclosures contained in this Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of KPMG’s letter, dated March 19, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through March 14, 2024, neither the Company nor anyone on its behalf consulted with Crowe with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits
Exhibit No. Description

16.1	Letter from KPMG LLP dated March 19, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	March 19, 2024	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer